EXHIBIT 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826


July 9, 2001

Board of Directors
Innovative Medical Services

     Re:  Registration Statement on Form S-3
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Gentlemen:

     You have requested my opinion as to the legality of the issuance by Innovative Medical Services, (the "Corporation") of 388,096 shares of Common Stock being offered by a certain selling securities holder (the "Shares"). The Shares are the subject of Amendment No.1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or before July 9, 2001.

     Pursuant to your request I have reviewed and examined:(1).The Articles of Incorporation of the Corporation, as amended (the "Articles"); (2). The Bylaws of the Corporation, as certified by the Secretary of the Corporation; (3). The minute book of the Corporation; (4). A copy of certain resolutions of the Board of Directors of the Corporation; (5). The Registration Statement; (6) and
(7).Such other matters as I have deemed relevant in order to form my opinion.

     Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, have been duly authorized, legally issued, fully paid and non-assessable.

     This opinion is furnished by me as counsel to the Corporation and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

     Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
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Dennis Brovarone